UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

TECHNEST HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

Common stock, $0.001 par value per share.

2. Aggregate number of securities to which transaction applies:

442,059,447 shares of common stock outstanding.  We have not adjusted this number to reflect the 211.18-for-1 Reverse Stock Split.

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

Not applicable.

4. Proposed maximum aggregate value of transaction:

Not Applicable

5. Total fee paid:

_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

TECHNEST HOLDINGS, INC.

88 Royal Little Drive

Providence, Rhode Island 02904

Dear Stockholder:

We are furnishing this Information Statement to you to provide a description of an action taken on June 2, 2005 by the Board of Directors of Technest Holdings, Inc., a Nevada corporation, and by the holders of a majority of our outstanding shares of common stock on June 2, 2005 in accordance with Section 78.2055 of the Nevada Revised Statutes and our articles of incorporation and by-laws, as amended from time to time.

On June 2, 2005, our Board of Directors approved a recapitalization in the form of a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of our shares of common stock, par value $.001 per share, outstanding (the “Reverse Stock Split”) after considering and concluding that the Reverse Stock Split was in our best interests and the best interests of our stockholders, with all fractional shares rounded up to the nearest whole number.  The Reverse Stock Split will not reduce our authorized shares of common stock, which will remain at 495,000,000 shares as of June 2, 2005.

The Reverse Stock Split will be effective no sooner than twenty days after the date we mail this Information Statement in definitive form to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and related provisions.

Please feel free to contact ECON Corporate Services, Suite 102 - 1385 Gulf  Road, Pt. Roberts,  WA 98281

Telephone # (866) 730-1151 Fax # (888) 368-8702, Attn: Dawn Van Zant if you have any questions on the enclosed information statement.

By Order of the Board of Directors

/s/ Robert Tarini

Robert Tarini

Chief Executive Officer and Chairman of the Board of Directors

Dated: June [ ], 2005

TECHNEST HOLDINGS, INC.

88 Royal Little Drive, Providence, Rhode Island 02904

INFORMATION STATEMENT

This Information Statement is being mailed on or about June [ ], 2005 to our stockholders of record at the close of business on June 2, 2005 to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

On June 2, 2005, our Board of Directors and the holders of a majority of our outstanding shares of common stock approved a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of Technest’s shares of common stock, par value $.001 per share outstanding or held in treasury, with all fractional shares rounded up to the nearest whole number (the “Reverse Stock Split”).  The Reverse Stock Split will become effective on [  ], 2005 and will not reduce our authorized shares of common stock, which will remain at 495,000,000 shares as of June 2, 2005.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are furnishing this Information Statement to provide a description of an action taken on June 2, 2005 by our Board of Directors and by the holders of a majority of our outstanding shares of common stock on June 2, 2005, in accordance with the relevant sections of the Nevada Revised Statutes and related provisions.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.  We will also pay the expenses of furnishing this Information Statement, including the costs of preparing, assembling and mailing this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Under Nevada law, action by stockholders may be taken without a meeting, without prior written notice, by written consent of the holders of the outstanding stock, having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.  In order to eliminate the costs and management time involved in  holding a special meeting of stockholders to approve the Reverse Stock Split, our board of directors determined to use the written consent of the holders of a majority of our outstanding shares of common stock to approve the Reverse Stock Split.  On June 2, 2005, we had 442,059,447 outstanding shares of our common stock (each share of common stock being entitled to one vote).  The  holders of approximately 93% of our outstanding shares of common stock approved the action by written consent.  Accordingly, no other vote or stockholder action is required.

We are effecting the Reverse Stock Split as contemplated by certain change of control and acquisition transactions effected on February 14, 2005.  On February 14, 2005, Markland Technologies, Inc., a public company, acquired a controlling interest in our company which had been inactive since August 2002 and appointed new officers and directors.   Simultaneously with that transaction, we acquired Genex Technologies, Inc., a private company that offers imaging products and complete solutions for three-dimensional imaging and display, intelligent surveillance, and three-dimensional facial recognition.   As a result of the Genex transactions, our company, which had been inactive since 2002, entered a new line of business.   For additional information regarding these transactions, please refer to the "Genex Transactions" beginning on page *.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "THNS.OB." On June 2, 2005, the last reported sale price of our common stock on the OTC Bulletin Board was $.10 per share.

The date of this Information Statement is June [   ], 2005.

TABLE OF CONTENTS

Questions and Answers about the Reverse Stock Split	#

Summary of the Genex Transactions	#

The Reverse Stock Split	#

Other Procedural Matters Related to the Reverse Stock Split	#

Effects of the Reverse Stock Split	#

Reasons for the Reverse Stock Split	#

Risk Factors	#

Federal Income Tax Consequences	#

Security Ownership of Executive Officers, Directors and 5% Stockholders	#

Interest of Certain Persons in or in Opposition to Matter to Be acted Upon	#

Change in Control of Technest	#

Description of Securities	#

Changes in Accountants	#

Board of Directors Following Consummation of the Genex Transactions	#

Annual and Quarterly Reports; Incorporation by Reference
and Where You Can Obtain Additional Information	#

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company's financial performance.  Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.   All statements herein that are not statements of historical fact are forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that those expectations will prove to have been correct.

CERTAIN DEFINITIONS

For the purposes of this report, the terms “we," "us," "our," and the "Company" refer to Technest Holdings, Inc., a Nevada corporation; "Markland" refers to Markland Technologies, Inc., a Florida corporation; and  “Genex” refers to Genex Technologies, Inc., a Maryland corporation.  The acquisition of a controlling interest in Technest by Markland, Technest’s concurrent acquisition of Genex and related transactions are hereafter referred to, collectively, as the Genex Transactions.

SUMMARY OF THE REVERSE STOCK SPLIT

On June 2, 2005, the Board of Directors and the holders of 93% of our outstanding common stock approved a plan of recapitalization by undertaking a one (1) for two hundred eleven and eighteen one hundredths (211.18) Reverse Stock Split with respect to the outstanding shares of common stock, $.001 par value per share, without any change in the powers, preferences and rights and qualifications, limitations or restrictions thereof, or number of authorized shares, with all fractional shares rounded up to the nearest whole number.  The Reverse Stock Split will become effective 20 days after we mail this Information Statement in definitive form to the stockholders.

NOT A GOING PRIVATE TRANSACTION

We do not intend to take Technest private or suspend Technest’s reporting obligations under the Exchange Act.  As recently as April 8, 2005, Markland, our parent company, also indicated in a registration statement on Form SB-2 (SEC File # 333-123400) that it does not intend to take Technest private.

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

Q.  Why is Technest effecting a Reverse Stock Split?

A.  As contemplated by the Genex Transactions, on June 2, 2005, our board of directors and the holders of more than the majority of the outstanding shares of common stock approved a Reverse Stock Split of our outstanding shares of common stock on a 1 for 211.18 basis. The Reverse Stock Split will result in a decrease in the number of shares of common stock outstanding. The Reverse Stock Split will not change the number of shares we have authorized for issuance. After the Reverse Stock Split, we will have 495,000,000 shares of common stock authorized. The objective of the Reverse Stock Split is to adjust the capital structure of our company to make it a more attractive trading and investing vehicle, to increase the liquidity and broaden the marketability of our common stock and provide us with greater flexibility in structuring financings and pursue other corporate development opportunities.  To review the reasons for the Reverse Stock Split and related uncertainties, see pages *-*.

Q.  What is the Reverse Stock Split?

A.  The Reverse Stock Split will combine every 211.18 shares of common stock beneficially owned on the effective date into one share.  We will not issue fractional shares.  Instead, all fractional shares will be rounded up to the nearest whole number.  Here are some hypothetical examples of how we would determine the number of shares beneficially owned by our stockholders once the Reverse Stock Split takes effect.  For instance, if you own

•

1,000,000 shares of Technest’s common stock , after the Reverse Stock Split you will own 4,736 shares of Technest’s common stock.

•

212 shares of Technest’s common stock, after the Reverse Stock Split you will own 2 shares of Technest’s common stock.

•

211 shares of Technest’s common stock, after the Reverse Stock Split takes effect you will own 1 share of our common stock.

•

1 share of Technest's common stock, after the Reverse Stock Split takes effect you will own 1 share of our common stock.

Q. When do you expect the Reverse Stock Split to become effective?

A. On [  ], 2005.

Q. Why am I not being asked to vote?

A.  Because the holders of approximately 93% of the issued and outstanding shares of common stock on June 2, 2005 have already approved the Reverse Stock Split by written consent in lieu of a meeting.  Such approval is sufficient under Nevada law, and no further approval by our stockholders is required.

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Reverse Stock Split even though your vote is neither required nor requested for the Reverse Stock Split to become effective.

Q.  What am I being asked to do with my common stock certificates?

A.  Please deliver your common stock certificates to Liberty Transfer Co., our stock transfer agent at 274B New York Ave., Huntington, New York, 11743, attn: Lisa Conger.  Upon surrender of your old certificates, you will receive new certificates representing the new number of shares.

Q.  What are the tax consequences to Technest stockholders of the Reverse Stock Split?

A.  Our stockholders will not have to pay taxes as a result of the Reverse Stock Split.   To review the tax consequences of the Reverse Stock Split to stockholders in greater detail, please see page *.

Q.   Who can help answer your questions?

 A.   If you have more questions about the Reverse Stock Split, you should contact:

ECON Corporate Services
Suite 102 - 1385 Gulf  Road
Pt. Roberts,  WA 98281

Telephone # (866) 730-1151 Fax # (888) 368-8702

Attn: Dawn Van Zant

SUMMARY OF THE GENEX TRANSACTIONS

This summary highlights selected information regarding the acquisition by Markland of a controlling interest in our company, our acquisition of Genex and related transactions.  For a detailed description of the above mentioned transactions and the agreements related thereto and audited financial statements of Genex, you should refer to the current reports on Form 8-K (SEC File No. 000-27023) filed on February 15, 2005, as amended on May 4, 2005.  Pro forma financial information is contained in our quarterly report on Form 10-QSB for the quarter ended March 31, 2005 (SEC File #000-2702).  These current reports on Form 8-K and 8-K/A and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, together with the documents filed as exhibits contain material information and are publicly available on the SEC's web site at www.sec.gov. We urge you to obtain and read carefully copies of these reports and documents before making an investment decision.

General. On February 14, 2005, when Markland acquired a controlling interest in us, we were a public company with no operations.  In connection with this transaction, and, at the same time, we acquired all of the capital stock of Genex, a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense. We financed the acquisition of Genex through the private placement of securities to sophisticated investors. Markland structured the acquisition of Genex in this manner to comply with covenants in our financing agreements and facilitate the financing of the acquisition.

Markland's Acquisition of Technest. Markland acquired 412,650,577 shares of our common stock in exchange for 10,168,764 shares of Markland common stock and Markland’s agreement to issue shares of common stock upon conversion of Technest Series B Preferred Stock. The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and rules adopted thereunder (the "Securities Act"). As a result of this transaction, on June 2, 2005, Markland owned approximately 93% of our common stock on a primary basis and approximately 39% of our common stock on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase our common stock). Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "THNS." Markland has stated that it does not intend to take us private.

Robert Tarini, Markland’s Chief Executive Officer and Chairman of the Board, was appointed Chief Executive Officer and Director of Technest. Mark Allen, Technest's only other director, resigned as director of Technest on March 30, 2005.  Gino M. Pereira, Markland’s Chief Financial Officer, was appointed Chief Financial Officer of Technest and Dr. Joseph P. Mackin, Markland’s Chief Operating Officer and a Director of Markland, was appointed President and Director of Technest. Markland’s executive officers will split their time between Markland and Technest. They will not be able to devote all of their time to either Markland or Technest.

Technest's Financing. We financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B Preferred Stock (which is convertible into Markland’s common stock), five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share, and 1,149,425 shares of Technest Series C Preferred Stock convertible into 242,735,571 shares of Technest's common stock. We received gross proceeds of $5,000,000 in this offering. The purchasers in this offering included (i) Southridge Partners, LP, DKR Soundshore Oasis Holding Fund, Ltd., and DKR Soundshore Strategic Holding Fund, Ltd., (ii) ipPartners, Inc., a company controlled by Robert Tarini, Technest’s Chief Executive Officer, and (iii) other investors. The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act. In this Information Statement, we refer to these investors collectively as the Investors.

Mr. Tarini was one of the investors in this private placement through ipPartners Inc., a company wholly- owned by Mr. Tarini. ipPartners invested $625,000 in this offering and received 143,678 shares of Technest Series B Preferred Stock, 143,678 shares of Technest Series C Preferred Stock, and warrants to purchase 30,341,920 shares of Technest common stock.

Reverse Stock Split. As contemplated by the Genex Transactions, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved the Reverse Stock Split. The Reverse Stock Split will become effective not less than 20 days after this Information Statement in definitive form is filed with the SEC and is mailed to the stockholders of Technest in accordance with Section 14C of the Securities Exchange Act of 1934, as amended, and rules adopted thereunder (the "Exchange Act").

Technest's Acquisition Of Genex. Pursuant to a merger agreement among Technest, Markland, Genex, Jason Geng and a Technest merger subsidiary (the “Merger Agreement”), we paid $3,000,000 in cash and transferred 10,168,764 shares of Markland common stock to Jason Geng, the sole stockholder of Genex for all of the capital stock of Genex. As a result of this transaction, Genex became a wholly-owned subsidiary of Technest. The Merger Agreement provides that Mr. Geng's share consideration will be adjusted to reflect changes in the closing bid price of our common stock in the 10 trading days following February 14, 2005. In addition, the Merger Agreement provides for Mr. Geng to receive a six month unsecured promissory note in the principal amount of $550,000 that accrues interest at the rate of 6% per year.  Also, the Merger Agreement provides that if Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay Mr. Geng a contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004. Finally, the Merger Agreement provides that if some technologies owned by Genex (referred to as  the Intraoral Technologies) are commercialized, Mr. Geng shall be entitled to 50% of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005. Following the Genex Transactions, Technest has raised certain claims pursuant to the Merger Agreement.  As a result, it has not issued and does not intend to issue the promissory note, the additional Markland share consideration or the contingent payments of Technest common stock to Mr. Geng.

Business Of Genex. Genex, a private company incorporated under the laws of the State of Maryland, was founded in 1995. Genex offers imaging products and complete solutions for three-dimensional imaging and display, intelligent surveillance, and three-dimensional facial recognition. It has both a research and development team as well as two product teams, one with a focus on government products and the other one with a focus on commercial products. Genex currently has approximately 30 employees.  The Intraoral Technologies involve the application of Genex’s three dimensional imaging to dental and other applications.

Dilution To Our Stockholders. Our stockholders experienced significant dilution as a result of the Genex Transactions. The Technest shares issued to Markland represented approximately 93% of our outstanding common stock on the date of issuance. In addition, we are obligated to issue shares of our common stock upon conversion of Technest's Series C Preferred Stock and Technest’s warrants. For illustrative purposes, if the Series C Preferred Stock and the warrants were converted and exercised as of June 2, 2005, the resulting common stock would represent approximately 52% of our outstanding common stock. However, upon conversion or exercise, the aggregate number of shares of our common stock held by any one holder of the Series C Preferred Stock or warrants and its affiliates may not exceed 4.999% of our outstanding common stock. The holder may demand a waiver of this limitation but such waiver will not be effective until 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of our outstanding common stock at any point in time.

Audited Financial Information Of Genex.  On May 4, 2005 we filed a current report on Form 8-K/A containing Genex’s audited financial statements for the fiscal years ended December 31, 2003 and 2004.  Our quarterly report on Form 10-QSB for the quarter ended March 31, 2005 contains unaudited pro forma financial information for the fiscal years ended December 31, 2003 and December 31, 2004 (SEC File # 000-27023).  Please note that the unaudited pro forma financial information reflected in the current report on Form 8-K/A filed on May 4, 2005 accounted for the acquisition of Genex as a reverse acquisition based on our preliminary expectations at that time.  Subsequently, we determined that the use of the push down method of accounting was more appropriate; therefore in our quarterly report on Form 10-QSB for the quarter ended March 31, 2005 the acquisition of Genex was accounted for using the push down method as reflected in the unaudited pro forma financial information set forth therein.

THE REVERSE STOCK SPLIT

On June 2, 2005 and as contemplated by the Genex Transactions, our Board of Directors and the holders of 93% of our common stock approved a proposal to effect the Reverse Stock Split.

Reverse Stock Split.  On [   ], 2005 (the “Effective Date”), every two hundred eleven and eighteen one hundredths (211.18) shares of common stock outstanding or held in treasury by us shall be changed and reclassified into one (1) share of common stock.   The reclassification of a stockholder's existing shares of common stock into a new number of shares of common stock as described above may result in the creation of fractional shares.  We will not issue fractional shares.  Instead, stockholders entitled to receive fractional shares shall have their number of shares rounded up to the closest number of whole shares.

Authorized Shares.  The Reverse Stock Split will not change the number of shares we have authorized for issuance.  After the Reverse Stock Split, we will have 495,000,000 shares of common stock authorized.  Of these, approximately 2,093,283 will be issued and outstanding, and the rest will be available for future issuance.

Record Date.  The record date for the determination of stockholders entitled to notice of the Reverse Stock Split is the close of business on June 2, 2005.

Mailing Date.  The mailing date is the date on which we mail the information statement in definitive form to our stockholders in accordance with SEC rules.

Effective Date. Under applicable federal securities laws, the Reverse Stock Split cannot be effective until at least 20 calendar days after the Mailing Date.

Exchange of certificates.  Our stockholders will be instructed to deliver stock certificates to Liberty Transfer Co., our stock transfer agent, at 274B New York Ave., Huntington, NY 11743 duly endorsed for transfer.  Upon delivery of the old stock certificates or notice from the transfer agent, we will issue and deliver new stock certificates for the common stock representing the number of shares of common stock held of record by our stockholders following the Reverse Stock Split, in each case in exchange for a stock certificate or certificates for shares of common stock issued prior to the Reverse Stock Split.

Dissenters’ right of appraisal.  You will not be entitled to dissenters’ rights with respect to the Reverse Stock Split.

OTHER PROCEDURAL MATTERS RELATED TO THE REVERSE STOCK SPLIT

Who will receive this Information Statement?

                Under SEC rules, stockholders of record on the "Record Date," June 2, 2005, are entitled to receive this Information Statement.

Preparation of Technest’s Information Statement and Expenses

                This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We have requested brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Stockholders sharing the same address; householding

                Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  This practice, known as “householding,” is intended to reduce our printing and postage costs.   We will undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.

                You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices.  If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices.

                 Additionally, if current stockholders with a shared address receive multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Technest’s officers and directors, and persons who own more than ten percent of a registered class of Technest’s equity securities, to file reports of ownership and changes in ownership with the SEC. Based on our review of the forms received and file with the SEC, we believe that, during fiscal 2004, none of the officers and directors complied with any such filing requirements.   However, as of February 14, 2005, our officers and directors, and persons who own more than ten percent of a registered class of Technest’s equity securities have filed all reports required under Section 16 of the Exchange Act.

Other matters

We do not intend to hold a special meeting or a 2004 annual meeting prior to the scheduled effectiveness of the Reverse Stock Split.  If we do hold a 2004 annual meeting, we will notify you of such meeting, including the date by which stockholder proposals must be timely received at Technest's executive offices in order to be considered for inclusion in the proxy materials relating to such meeting.

- -#- -

EFFECTS OF THE REVERSE STOCK SPLIT

We  calculated several important values to help you analyze the principal effects of the Reverse Stock Split.  These calculations are illustrative only and will change based on  the number of outstanding shares of common stock and shares held by each stockholder between now and the Effective Date .

General.  As a result of the Reverse Stock Split, outstanding shares of common stock and treasury shares on the Effective Date will automatically convert into a lesser number of common stock, thereby increasing the total number of authorized and unissued shares based on a 211.18 for 1 exchange ratio.  Fractional shares will be rounded up to the nearest whole number.   The table below illustrates the number of shares beneficially owned prior to and after the Reverse Stock Split at different ownership levels.

Number of shares beneficially owned before the Reverse Stock Split	Number of shares beneficially owned after the Reverse Stock Split
1,000,000	4,736
212	2
211	1
1	1

Effect on the number of authorized shares of common stock.   The number of authorized shares will not be affected by the Reverse Stock Split.  We are not reducing the number of authorized shares. On June 3, 2005, the number of authorized shares of common stock was 495,000,000.  On the Effective Date, the number of authorized shares will be equal to 495,000,000.

Effect on the number of holders of record.  The Reverse Stock Split will not change the number of holders of record of our common stock.  Except for minor increases in the proportional holding of certain stockholders, resulting from the round up provisions, the Reverse Stock Split by itself will not affect stockholders' proportionate equity interest in our company or the rights of stockholders with respect to each share of our common stock as to voting, dividends and other matters.

Effect on the number of outstanding shares of common stock.   The Reverse Stock Split will decrease the number of shares of common stock outstanding at the Effective Time by approximately 99.5%. Rather than the 442,059,447 shares of common stock which would have been outstanding at the Effective Time, there will be approximately 2,093,283 shares of common stock outstanding at the Effective Time.  Minor increases in the number of shares outstanding will result from the round up provisions in favor of existing stockholders.

Effect on the number of unissued shares.   The Reverse Stock Split will result in additional unissued shares because the Reverse Stock Split does not affect the number of authorized shares, but does decrease the number of outstanding shares.  The table below depicts the effects of the Reverse Stock Split on the number of shares of common stock outstanding, the number of shares of common stock reserved for future issuance and the number of authorized but unissued shares of common stock available for future issuance.   We are providing this information for illustrative purposes only.

	Authorized Shares of Common Stock	Common Stock Outstanding	Shares Reserved (1)	Shares Held in Treasury	Authorized but Unissued and Unreserved Common Stock
Before Reverse Stock Split	495,000,000	442,059,447	620,615,466	0	0
After Reverse Stock Split	495,000,000	2,093,283 (2)	2,938,801	0	489,967,916

(1)

Includes (i) 10,000,000 shares of our common stock reserved for future grants under our stock based employee compensation plans (47,353 after the Reverse Stock Split), (ii) 242,735,571 shares of common stock issuable upon exercise of outstanding common stock warrants (1,149,425 after the Reverse Stock Split), (iii) 124,325,000 shares of our common stock issuable upon conversion of our Series A Preferred Stock (588,716 after the Reverse Stock Split); (iv) 242,735,571 shares of our common stock issuable upon conversion of our Series C Preferred Stock (1,149,426 after the Reverse Stock Split); and (v) 805,986 shares of common stock issuable upon exercise of outstanding common stock options (3,817 after the Reverse Stock Split).

(2)

We cannot predict the actual number of outstanding shares after the Reverse Stock Split because open trades will alter the numbers of shares held by individual stockholders and, therefore, alter the number of shares being rounded up.

                   Effect on the rights and preferences of our common stock.  With the exception of the number of shares that are authorized, issued and outstanding, the rights and preferences of the shares of the common stock prior and subsequent to the Reverse Stock Split will remain the same. Minor increases in the number of shares outstanding will result from the round up provisions in favor of existing stockholders.

Effect on Technest registration status under the Securities Act and the Exchange Act.   We do not intend to take Technest private, terminate our registration under the Exchange Act or suspend our reporting obligations pursuant to Section 15(d) of the Exchange Act.

Effect on convertible securities.  Before the Reverse Stock Split, each share of Series A Preferred Stock is convertible into 1,000,000 shares of common stock.  After the Reverse Stock Split, the number of shares the Series A Preferred Stock holders are entitled to purchase will be divided by 211.18 and rounded up to the nearest whole share.  Before the Reverse Stock Split, each share of Series C Preferred Stock is convertible into 211.18 shares of common stock.  After the Reverse Stock Split, the conversion rate will be adjusted so that each share of Series C Preferred Stock will be convertible into 1 share of common stock.  Before the Reverse Stock Split, the warrant holders are entitled to purchase the number of shares of common stock on the face of the warrant.  After the Reverse Stock Split, the number of shares the warrant holders are entitled to purchase will be divided by 211.18 and rounded up to the nearest whole share.   After the Reverse Stock Split the number of shares the option holders are entitled to purchase will be divided by 211.18 and rounded up to the nearest whole share.

Odd lot.   The Reverse Stock Split will result in some stockholders holding less than 100 shares of our common stock, and, as a consequence, such stockholders may incur, as they do now, greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

Financial statements.   The effect of the Reverse Stock Split on the Financial Statements included in the annual report on Form 10-KSB for the year ended December 31, 2004 and the quarterly report on Form 10-QSB for the three months ended March 31, 2005, is set forth in the table below.  As a result of the Reverse Stock Split, our net loss per share, basic and diluted, will increase from $0.01 to $1.95 for the quarter ended March 31, 2005, and from $0.00 to $0.89 for the year ended December 31, 2004.

BEFORE REVERSE STOCK SPLIT

	December 31,		March 31,
	2004	2003	2005	2004

Weighted average shares outstanding - Basic	26,795,171	28,974,326	235,734,159	41,170,692
- Diluted	26,795,171	29,528,046	235,734,159	41,170,692

(Loss) Profit per share - Basic	$0.00	$0.07	$(0.01)	$(0.00)
- Diluted	$0.00	$0.07	$(0.01)	$(0.00)

Total number of outstanding common shares	24,408,870		442,059,447

AFTER REVERSE STOCK SPLIT

	December 31,		March 31,
	2004	2003	2005	2004

Weighted average shares outstanding - Basic	126,844	137,203	1,116,272	194,956
- Diluted	126,884	139,824	1,116,272	194,956

(Loss) Profit per share - Basic	$(0.89)	$15.07	$(1.95)	$(0.02)
- Diluted	$(0.89)	$14.79	$(1.95)	$(0.02)

Total number of outstanding common shares	139,260		2,093,283

Effect on our dividend policy.   We have not paid and do not anticipate paying any dividends on our common stock in the foreseeable future. The payment of any cash dividends will be at the discretion of the Board of Directors and will be dependent upon our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the Board.

Other Effects.   Following the Effective Date of the Reverse Stock Split, it is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLIT

                    Our Board of Directors believes that the Reverse Stock Split offers the following benefits.

                      Reducing the number of outstanding shares and increasing the number of authorized and unissued shares may make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.

                      We believe that the Reverse Stock Split may encourage interest in our common stock and possibly promote greater liquidity for our shareholders.  Again, we cannot guarantee that this will be the case or, indeed, that any of the foregoing hoped-for effects will result from the Reverse Stock Split.

                      We do not have enough authorized shares of common stock to issue upon conversion and/or exercise of our Series A and C Preferred Stock and warrants. If our Series A and C Preferred Stock and warrants were converted and exercised before the Reverse Stock Split, we would be required to issue approximately 532,125,046 shares of common stock and we only have 52,940,553 authorized shares available for future issuance.  By reducing the number of outstanding shares and increasing the number of authorized and unissued shares, we will be able to issue shares of common stock upon conversion and/or exercise of the shares of Preferred Stock or warrants, as applicable.

You should be aware that the Reverse Stock Split presents the following disadvantages:

•

                Additional shares in favor of existing shareholders will be issued in satisfaction of the round up provisions previously discussed.

                      By increasing the number of unissued shares, we will be able to issue additional shares of common stock.  As a result, our existing stockholders may experience significant dilution if any of the authorized but unissued shares of common stock are subsequently issued.

                      Future sales of these shares into the public market may have the effect of lowering the price of our common stock.

RISK FACTORS

In addition to the other information in this Information Statement, the following risk factors should be considered carefully in connection with evaluating Technest and the Reverse Stock Split. You should also review the risk factors set forth in our annual report on Form 10-KSB, our quarterly report on Form 10-QSB  and the current reports on Form 8-K that are being delivered with this Information Statement.

POTENTIAL RISKS OF THE REVERSE STOCK SPLIT

There can be no assurance that the total market capitalization of our common stock after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per-share market price of the common stock following the Reverse Stock Split will either exceed or remain higher than the current per-share market price.

        There can be no assurance that the market price per share of the common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. For example, based on the closing price of the common stock on June 2, 2005 of $.10 per share, there can be no assurance that the post-split market price of the common stock would be $21.12 per share or greater.

        Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and, in the future, the market price of the common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

A decline in the market price for the common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split, and the liquidity of the common stock could be adversely affected following the Reverse Stock Split.

        The market price of the common stock will be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If, after the Reverse Stock Split is implemented, the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In many cases, both the total market capitalization of a company and the market price of a share of such company's stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Although the implementation of a Reverse Stock Split may facilitate the issuance of shares of common stock to the Investors, these issuances would be dilutive to the ownership position of our other existing common stockholders.

We do not have enough authorized shares to issue upon conversion of the Series A Preferred Stock, Series C Preferred Stock and warrants.   As a result, the Reverse Stock Split may facilitate our ability to issue shares of our common stock upon conversion and/or exercise of these securities.  Therefore, our existing common stockholders will experience substantial dilution upon such issuance.

RISKS RELATED TO BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Technest has no operating history on which investors may evaluate its operations and prospects for profitable operations and ability to produce a return on Genex.

Technest does not have operating history on which a potential investor may base an evaluation of it and its prospects and ability to operate Genex profitably.  If Technest is unable to sustain profitable operations, investors may lose their entire investment in Technest.

Technest has a history of operating losses and we cannot give assurance of future revenues or operating profits; therefore investors may lose their entire investment.

Technest has had net operating losses each year since its inception. If Technest continues to suffer losses as it has in the past, investors may not receive any return on their investment and may lose their entire investment.

We have a working capital deficit; we may need to raise additional capital to finance operations.

The reports of our independent registered public accounting firms for fiscal year 2004, includes a going-concern qualification, which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. If we are unable to obtain additional funding, we may not be able to continue operations. As a result,  you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our independent auditors believe there is substantial doubt we can continue as a going concern.

Our audited financial statements included on Form 10-KSB for the fiscal year ended December 31, 2004, showed that we had negative working capital of approximately $309,177 and an accumulated deficit of approximately $15,531,599  incurred through December 31, 2004.  Our independent auditors believe there is substantial doubt that we can continue as a going concern. As a result, you may lose your entire investment.

Following the investor financing and acquisition of Genex, we have positive working capital (unaudited) of $867,724 as of March 31, 2005.  However, we have a history of losses. Although we now have revenues with the acquisition of Genex, there is no assurance that we will operate profitably. If we continue to experience losses, an investment in our common stock is at risk of being lost.

If Technest  is unable to keep up with rapid technological changes in its field or compete effectively, Technest will be unable to operate profitably.

Technest is engaged in activities in a field, which is characterized by extensive research efforts and rapid technological progress. If Technest fails to anticipate or respond adequately to technological developments, Technest’s ability to operate profitably could suffer. Technest cannot assure you that research and discoveries by other companies will not render Technest’s technologies or potential products or services uneconomical or result in products superior to those Technest develops, or that any technologies, products or services that Technest develops will be preferred to any existing or newly-developed technologies, products or services.

RISKS RELATED TO “CONTROLLED COMPANIES”

Markland controls Technest.

As of February 14, 2005, Markland controlled approximately 93% of Technest common outstanding stock.  As a result, Markland has the ability to control all matters submitted to the stockholders of Technest for approval  (including the election and removal of Directors) and to control Technest’s management and affairs.

This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of Technest will be unable to affect the outcome of stockholder voting as long as Markland or any other party retains a controlling interest.

Technest’s executive officers and Directors will not spend full time operating our business thereby potentially delaying the development of Technest’s business.

Technest’s Chief Executive Officer, Chief Financial Officer and both of its Directors are also officers and Directors of other companies, including Markland.  As a result, they may not be able to devote their full time to Technest. As a result of their participation in business activities of other companies, their limited attention to Technest may delay the development of Technest’s business.

RISKS RELATED TO CAPITAL STRUCTURE

Shares eligible for future sale may adversely affect the market price of Technest’s common stock, as the future sale of a substantial amount of outstanding stock in the public market could reduce the price of Technest’s common stock.

Pursuant to the terms of the Merger Agreement and the Registration Rights Agreements executed on February 14, 2005, Technest is obligated to file three (3) registration statements with the Securities and Exchange Commission within 75-105 days from February 14, 2005.  These registration statements will cover the subsequent resale of outstanding shares of common stock or shares of common stock underlying warrants or Preferred Stock issued or to be issued in connection with the acquisition of Genex and related transactions.   The average daily volume of Technest over the past three months is 5,953 shares.  The market may not be able to absorb all of the shares that Technest expects to register within 75-105 days from February 14, 2005.  This may cause the price of Technest to decrease.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if Technest fails to comply in a timely manner, its business could be harmed and its stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of Technest’s internal control over financial reporting, and attestation of our assessment by Technest’s independent registered public accountants. This requirement will first apply to our annual report for fiscal 2005. The standards that must be met for management to assess the effectiveness of the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Technest may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by Technest’s independent registered public accountants is new and Technest may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by Technest’s independent registered public accountants. If Technest cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Technest does not foresee paying cash dividends in the foreseeable future.

Technest has not paid cash dividends on our stock and does not plan to pay cash dividends on our stock in the foreseeable future.

We may not have enough shares to cover the exercise and conversion of our warrants and Preferred Stock.

Technest has 442,059,447 shares of common stock outstanding (before the Reverse Stock Split) and 495,000,000 authorized.  Prior to the implementation of the Reverse Stock Split, Technest does not have enough authorized shares to issue to holders of our Preferred Stock if they elect to convert their shares and the holders of our warrants if they elect to exercise their warrants.

RISKS RELATED TO INVESTING
IN LOW- PRICED STOCK

It may be difficult for you to resell  shares of common stock of Technest if an active market for our common stock does not develop.

Our common stock is not actively traded on a registered securities exchange and we do not meet the initial listing criteria for any registered securities exchange or the NASDAQ National Market System. It is quoted on the less recognized OTC Bulletin Board. This factor may further impair your ability to sell your shares when you want and/or could depress our stock price. As a result, you may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our company may be reduced. These factors could result in lower prices and larger spreads in the bids and ask prices for our shares.

Technest’s  common stock is “penny stock,” with the result that trading of our common stock in any secondary market may be impeded.

Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in our securities, particularly because low-priced securities are subject to SEC rules imposing additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as it is subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.  These factors severely limit the liquidity, if any, of our common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

(a)

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

(c)

contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)

contains a toll-free telephone number for inquiries on disciplinary actions;

(e)

defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)

contains such other information and is in such form, including language, type, size and format, as the SEC may require by rule or regulation.

In addition, the broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)

bid and offer quotations for the penny stock;

(b)

the compensation of the broker-dealer and its salesperson in the transaction;

(c)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)

monthly account statements showing the market value of each penny stock held in the customer’s account.

Also, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

We cannot predict the extent to which investor interest in our stock or a business combination, if any, will lead to an increase in our market price or the development of an active trading market or how liquid that market, if any, might become.

Markland may become an investment company if its controlling interest in Technest falls below 51%.  If so, our compliance and registration costs will increase.

If Markland’s ownership of Technest ceases to meet the definition of “majority owned subsidiary” as defined by the 1940 Act, Markland could be subject to regulation under the 1940 Act. In such event, Markland would be required to register as an investment company and could be expected to incur significant registration and compliance costs and Markland may become subject to liability under the 1940 Act, the Securities Act and the Exchange Act, and rules and regulations adopted thereunder.  Compliance with these rules could adversely affect Markland and Technest because it would use management and financial resources.

FEDERAL INCOME TAX CONSEQUENCES

The following description of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices, all as currently in effect.  We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split.  This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers, such as non-resident aliens, broker-dealers, tax-exempt organizations, banks, insurance companies, or those who do not hold company stock as a capital asset.  In addition, this discussion does not discuss the tax consequences under the laws of any foreign, state or local jurisdiction.  Stockholders should consult their own tax advisors to determine the particular tax consequences applicable to their individual circumstances.

In general, we believe that the Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code, and therefore will have the following federal income tax consequences:

1.  Stockholders will not recognize gain or loss in the exchange.  A stockholder's aggregate tax basis in the new shares will equal the holder's aggregate tax basis in the existing shares, and a stockholder’s holding period in the new shares will include his or her holding period in the existing shares.

2.  We will not recognize any gain or loss as a result of the Reverse Stock Split.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS, AND 5% STOCKHOLDERS

       The following tables provide summary information regarding the beneficial ownership of our outstanding common stock both as of June 2, 2005, before and after giving effect to the Reverse Stock Split for:

•

each person or group who beneficially owns more than 5% of our capital stock on a fully diluted basis;

•

each of the named executive officers;

•

each director;  and

•

all of our directors and executive officers as a group.

Unless otherwise noted, the address for each director and executive officer is c/o Technest Holdings, Inc., 88 Royal Little Drive, Providence, Rhode Island, 02904.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them.

Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 2, 2005 and shares of restricted stock not subject to repurchase as of that date are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options or shares of restricted stock, but are not deemed outstanding for calculating the percentage of any other person.

BENEFICIAL OWNERSHIP OF TECHNEST PRIOR TO THE REVERSE STOCK SPLIT

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS BENEFICIALLY OWNED	SHARES ISSUABLE PURSUANT TO OPTIONS AND WARRANTS EXERCISABLE AND CONVERTIBLE SECURITIES CONVERTIBLE WITHIN 60 DAYS OF JUNE 2, 2005 GIVING EFFECT TO <4.99% LIMITATION	PERCENT OF CLASS BENEFICIALLY OWNED	SHARES ISSUABLE PURSUANT TO OPTIONS AND WARRANTS EXERCISABLE AND CONVERTIBLE SECURITIES CONVERTIBLE WITHIN 60 DAYS OF JUNE 2, 2005 WITHOUT GIVING EFFECT TO <4.99% LIMITATION	PERCENT OF CLASS BENEFICIALLY OWNED
MARK ALLEN, Director 91 French Ave. Braintree, MA 02184	1,250,000	0.28	0	0	0	0
ROBERT TARINI, Chief Executive Officer and Director (1)	0	0	23,217,309	4.62	60,683,908	12.07
GINO M. PEREIRA, Chief Financial Officer	0	0	0	0	0	0
JOSEPH P. MACKIN, President and Director	0	0	0	0	0	0
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	1,250,000	0.28	23,217,309	4.62	60,683,908	12.07
MARKLAND TECHNOLOGIES, INC. 88 Royal Little Drive, Providence, Rhode Island 06877	412,650,577	93.35	0	0	0	0
GARTH LLC Citco TTEE Cayman Lt. Commercial Center Box 31106 SMB Grand Cayman, BWI (2)	5,599,744	1.26	17,617,565	3.25	99,325,000	18.35
VERDI CONSULTING INC. c/o Penza 1150 New London Ave. Cranston, RI 02920 (3)	1,000,000	0.23	22,217,309	3.86	134,231,075	23.29
SOUTHRIDGE PARTNERS LP 80 Grove St Ridgefield, CT 06877 (4)	0	0	23,217,309	3.95	145,645,574	24.78
DKR SOUNDSHORE OASIS HOLDING FUND LTD. 29 Richmond Road Pembroke HM08 Bermuda (5)	0	0	23,217,309	4.35	92,239,489	17.26

(1)     Mr. Tarini is the beneficial owner of (i) 30,341,954 shares issuable upon conversion of the Series C Preferred Stock (without regard to the 4.99% and 9.99% limitations) owned by ipPartners, Inc. and (ii) 30,341,920 shares issuable upon exercise of the warrants (without regard to the 4.99% and 9.99% limitations) owned by ipPartners, Inc.

(2)     Includes 99,325,000 shares issuable upon conversion of the Series A Preferred Stock (without regard to the 4.99% and 9.99% limitations).

(3)     Includes (i) 25,000,000 shares issuable upon conversion of the Series A Preferred Stock (without regard to the 4.99% and 9.99% limitations); (ii) 54,615,517 shares issuable upon conversion of the Series C Preferred Stock (without regard to the 4.99% and 9.99% limitations) and (iii) 54,615,371 shares issuable upon exercise of the warrants (without regard to the 4.99% and 9.99% limitations).

(4)     Includes (i) 72,820,690 shares issuable upon conversion of the Series C Preferred Stock (without regard to the 4.99% and 9.99% limitations) and (ii) 72,820,565 shares issuable upon exercise of the warrants (without regard to the 4.99% and 9.99% limitations).

(5)     Includes (i) 46,119,770 shares issuable upon conversion of the Series C Preferred Stock (without regard to the 4.99% and 9.99% limitations) and (ii) 46,117,600 shares issuable upon exercise of the warrants (without regard to the 4.99% and 9.99% limitations).

BENEFICIAL OWNERSHIP OF TECHNEST AFTER THE REVERSE STOCK SPLIT

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS BENEFICIALLY OWNED	SHARES ISSUABLE PURSUANT TO OPTIONS AND WARRANTS EXERCISABLE AND CONVERTIBLE SECURITIES CONVERTIBLE WITHIN 60 DAYS OF JUNE 2, 2005 GIVING EFFECT TO <4.99% LIMITATION	PERCENT OF CLASS BENEFICIALLY OWNED	SHARES ISSUABLE PURSUANT TO OPTIONS AND WARRANTS EXERCISABLE AND CONVERTIBLE SECURITIES CONVERTIBLE WITHIN 60 DAYS OF JUNE 2, 2005 WITHOUT GIVING EFFECT TO <4.99% LIMITATION	PERCENT OF CLASS BENEFICIALLY OWNED
MARK ALLEN, Director 91 French Ave. Braintree, MA 02184	5,919	0.28	0	0	0	0
ROBERT TARINI, Chief Executive Officer and Director (1)	0	0	109,939	4.62	287,356	12.07
GINO M. PEREIRA, Chief Financial Officer	0	0	0	0	0	0
JOSEPH P. MACKIN, President and Director	0	0	0	0	0	0
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	5,919	0.28	109,939	4.62	287,356	12.07
MARKLAND TECHNOLOGIES, INC. 88 Royal Little Drive, Providence, Rhode Island 06877	1,954,023	93.35	0	0	0	0
GARTH LLC Citco TTEE Cayman Lt. Commercial Center Box 31106 SMB Grand Cayman, BWI (2)	26,516	1.26	83,424	3.25	470,333	18.35
VERDI CONSULTING INC. c/o Penza 1150 New London Ave. Cranston, RI 02920 (3)	4,735	0.23	105,204	3.86	635,624	23.29
SOUTHRIDGE PARTNERS LP 80 Grove St Ridgefield, CT 06877 (4)	0	0	109,940	3.95	689,675	24.78
DKR SOUNDSHORE OASIS HOLDING FUND LTD. 29 Richmond Road Pembroke HM08 Bermuda (5)	0	0	109,940	4.35	436,781	17.26

(1)    Mr. Tarini is the beneficial owner of (i) 143,678 shares issuable upon conversion of the Series C Preferred Stock (without regard to the 4.99% and 9.99% limitations) owned by ipPartners, Inc. and (ii) 143,678 shares issuable upon exercise of the warrants (without regard to the 4.99% and 9.99% limitations) owned by ipPartners, Inc.

(2)    Includes 470,333 shares issuable upon conversion of the Series A Preferred Stock (without regard to the 4.99% and 9.99% limitations).

(3)    Includes (i) 118,382 shares issuable upon conversion of the Series A Preferred Stock (without regard to the 4.99% and 9.99% limitations); (ii) 258,621 shares issuable upon conversion of the Series C Preferred Stock (without regard to the 4.99% and 9.99% limitations) and (iii) 258,620 shares issuable upon exercise of the warrants (without regard to the 4.99% and 9.99% limitations).

(4)    Includes (i) 344,828 shares issuable upon conversion of the Series C Preferred Stock (without regard to the 4.99% and 9.99% limitations) and (ii) 344,827 shares issuable upon exercise of the warrants (without regard to the 4.99% and 9.99% limitations).

(5)    Includes (i) 218,391 shares issuable upon conversion of the Series C Preferred Stock (without regard to the 4.99% and 9.99% limitations) and (ii) 218,390 shares issuable upon exercise of the warrants (without regard to the 4.99% and 9.99% limitations).

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTER TO BE ACTED UPON

Except for our Chief Executive Officer and Chairman of the Board, Robert Tarini, and former Director Mark Allen, no director, executive officer or associate of any director or executive officer who has been a director or officer of Technest at any time since the beginning of the last fiscal year and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise in the matters described in this Information Statement.

Robert Tarini.  On February 14, 2005, we completed a financing. This financing is described under the heading "Summary of Genex Transactions" in this Information Statement. Mr. Robert Tarini was an investor in that private placement through ipPartners Inc., a company owned by Mr. Tarini. ipPartners Inc. invested $625,000 in that offering and received 143,678 shares of Technest Series B Preferred Stock, 143,678 shares of Technest Series C Preferred Stock, and warrants to purchase 30,341,920 shares of Technest common stock. The Technest Series B Preferred Stock is convertible into shares of Markland common stock. Markland and Technest have agreed to register the resale of the shares issuable upon conversion or exercise of the securities.

As an Investor in the Genex Transactions, ipPartners Inc. entered into certain agreements, including the Stock Purchase Agreement between the Investors and Technest, dated February 14, 2005; the Registration Rights Agreement between the Investors and the Technest, dated February 14, 2005; and the Registration Rights Agreement between the Investors and Markland, dated February 14, 2005.

In connection with Markland’s acquisition of control of Technest, Robert Tarini, Markland’s Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director was Mark Allen who resigned as director of Technest on March 30, 2005. In addition, Gino M. Pereira, Markland’s Chief Financial Officer, was appointed Chief Financial Officer of Technest and Joseph P. Mackin, our Chief Operating Officer and a Director of Markland, was appointed President and Director of Technest.

For detailed information regarding securities held by each of the directors and executive officers of our company please refer to Security Ownership of Executive Officers, Directors and 5% Stockholders beginning on page *.

Mark Allen.   Mr. Allen holds 1,250,000 shares of our common stock.  Mr. Allen resigned as a Director of our company on March 30, 2005.

CHANGE IN CONTROL OF TECHNEST

Prior to February 14, 2005, Garth LLC, Greenfield Investment Consultants LLC and Southshore Capital Fund Ltd. were the beneficial owners of approximately 73% of the Technest outstanding capital stock and were able, by virtue of such stock ownership, to exercise a significant amount of control over Technest's corporate affairs.

As a result of the Genex Transactions and as of February 14, 2005, Markland owns approximately 93% of our common stock on a primary basis and 39% of our common stock on a fully diluted basis.  As a result of this share ownership, Markland will have the ability to exercise a significant amount of control over any matter that requires a vote of our stockholders, including the election of directors and certain significant corporate transactions.

Robert Tarini, Chairman of the Board and Chief Executive Officer of Technest, is also the Chairman of the Board and Chief Executive Officer of Markland, and, therefore, may be deemed to be the beneficial owner of the shares of our common stock held by under applicable Securities and Exchange Commission rules.

In addition, Robert Tarini, the Chief Executive Officer of Markland, is the founder and controlling shareholder of ipPartners, Inc., one of the Investors.

DESCRIPTION OF SECURITIES

The following section contains a description of our common stock and other securities that we have issued from time to time. Our authorized capital stock consists of 495,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share. As of June 2, 2005, we had 442,059,447 shares of our common stock issued and outstanding and 124.325 shares of Series A Preferred Stock, 1,149,425 shares of Series B Preferred Stock and 1,149,425 shares of Series C Preferred Stock issued and outstanding.

COMMON STOCK

Voting Rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our Preferred Stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation And Dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our Preferred Stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other Rights And Restrictions. Our charter prohibits us from granting preemptive rights to any of our stockholders. All outstanding shares are fully paid and nonassessable.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "THNS.OB."

PREFERRED STOCK

Our articles of incorporation authorize us to issue shares of our Preferred Stock from time to time in one or more series without stockholder approval.

As of June 2, 2005, we had designated 150 shares as Series A Preferred Stock, 124.325 of which were outstanding on that date, 1,149,425 shares as Series B Preferred Stock, all of which were outstanding on that date and 1,149,425 shares as Series C Preferred Stock, all of which were outstanding on that date.

The following is a summary description of the principal terms of each series of our Preferred Stock. For a complete statement of all the terms of each series of Preferred Stock, please review the applicable certificate of designation that we have previously filed with the SEC on February 14, 2005 and February 15, 2005 as exhibits to current reports on Form 8-K.

Series A Convertible Preferred Stock

Voting Rights: The holders of Series A Preferred Stock will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series A Preferred Stock, the issuance of any equity security ranking senior to the Series A Preferred Stock and the redemption of or the payment of a dividend in respect to any junior security.

Dividends: The Series A Preferred Stock receives dividends on an as converted basis whenever dividends are made to our common stock holders.

Conversion: At any time on or after the date on which there are sufficient authorized shares of common stock, holders of Series A Preferred Stock may elect to convert their Series A Preferred Stock into common stock.  Each share of Series A Preferred Stock is currently convertible into 1,000,000 shares of common stock provided that, following such conversion, the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of common stock.  By written notice to Technest, a holder of the Series A Preferred Stock may waive this limitation as to itself, but any such waiver will not be effective until the 61st day after delivery thereof.

Antidilution: Upon the occurrence of a dilutive event, the conversion rate shall be adjusted so that the conversion rights of the Series A Preferred Stock holders shall be as nearly equivalent as practicable to the conversion rights of the Series A Preferred Stock holders prior to such event.

Redemption: The Series A Preferred Stock is not redeemable.

Dissolution: Shares of the Series A Preferred Stock have a liquidation preference of $1,000 per share.

Series B Convertible Preferred Stock

Voting Rights: The holders of Series B Preferred Stock may only vote on changes to the rights, privileges and priority of the Series B Preferred Stock.

Dividends: The Series B Preferred Stock does not accrue dividends.

Conversion: The Series B Preferred Stock will be convertible into Markland common stock upon the earlier to occur of (a) February 14, 2006 or (b) a date which is the first trading day after the date on which Markland common stock has a closing bid price of $2.50 or more for five consecutive trading days. The number of shares to be issued will be determined by dividing the quotient of (a) $5,000,000 divided by the lower of (i) $0.60 and (ii) the Market Price by (b) 1,149,425. Market Price means the average closing bid for the 20 previous trading days. Upon conversion, the aggregate number of Markland common shares held by the holders of Series B Preferred Stock and its affiliates may not exceed 4.999% of the outstanding shares of Markland common stock. The holder may demand a waiver of this limitation but such waiver will not be effective until 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of the outstanding Markland common stock.

Antidilution: Upon the occurrence of a dilutive event, the conversion rate shall be adjusted so that the conversion rights of the Series B Preferred Stock holders shall be nearly equivalent as practicable to the conversion rights of the Series B Preferred Stock holders prior to such event.

Redemption: The Series B Preferred Stock is not redeemable.

Dissolution: Shares of the Series B Preferred Stock have a liquidation preference of $2.175 per share.

Series C Convertible Preferred Stock

Voting Rights: The holders of Series C Preferred Stock may only vote on changes to the rights, privileges and priority of the Series C Preferred Stock.

Dividends: The Series C Preferred Stock receives dividends on an as converted basis whenever dividends are made to our common stock holders.

Conversion: The Series C Preferred Stock is convertible at the option of the stockholder at any time and subject to the availability of sufficient authorized shares of common stock. The number of shares of our common stock into which each share of Series C Preferred Stock is convertible is determined by dividing $2.175 by the Series C conversion price. The Series C conversion price is $.0102993 (before the Reverse Stock Split). After the Reverse Stock Split, the Series C conversion price will be $2.175. Upon conversion, the aggregate number of shares of our common stock held by the holder of Series C Preferred Stock and its affiliates may not exceed 4.999% of our outstanding common stock. The holder may demand a waiver of this limitation but such waiver will not be effective until 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of our outstanding common stock.

Antidilution: Upon the occurrence of a dilutive event, the conversion rate shall be adjusted so that the conversion rights of the Series C Preferred Stock holders shall be nearly equivalent as practicable to the conversion rights of the Series C Preferred Stock holders prior to such event.

Redemption: The Series C Preferred Stock is not redeemable.

Dissolution: Shares of the Series C Preferred Stock have a liquidation preference of $2.175 per share.

WARRANTS

Genex Transactions Warrants

In the Genex Transactions completed on February 14, 2005, we issued warrants to purchase an aggregate of 242,732,090 shares of common stock with an exercise price of $.0307 per share (before the Reverse Stock Split) to the Investors.  After the Reverse Stock Split, the warrants will be exercisable for 1,149,418 shares of our common stock at an exercise price of $6.48 per share.

All the warrants are exercisable until February 14, 2010, subject to the availability of sufficient authorized shares of common stock for issuance at the time of exercise. All of the warrants contain provisions that protect holders against dilution by adjusting the exercise price and warrant shares for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers and consolidations.

Upon exercise, the aggregate number of shares of our common stock held by the warrant holder and its affiliates may not exceed 4.999% of our outstanding common stock. The holder may demand a waiver of this limitation but such waiver will not be effective until 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of our outstanding common stock.  The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

Pre-Genex Transactions Warrants

              In July 2000, we issued warrants to purchase an aggregate 143,209 shares of common stock with an exercise price of $9.63 per share (giving effect to the 1 for 35 reverse stock split of our common stock effective April 2, 2001, but before the Reverse Stock Split) to three investors (the "2000 Warrants").  After the Reverse Stock Split, the 2000 Warrants will be exercisable for 680 shares with an exercise price of $2,033.66 per share.  The 2000 Warrants expire on July 23, 2005.  The 2000 Warrants contain provisions that adjust the number of shares issuable upon exercise of the warrants and the exercise price upon the occurrence of particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers and consolidations.

OTHER

The Series B Preferred Stock, Series C Preferred Stock and the warrants were sold to the Investors in units for a price of $4.35 per unit each. Each unit consists of one share of Series B Preferred Stock; one share of Series C Preferred Stock and a warrant to purchase up to 211.18 shares of our common stock. We have agreed to issue additional shares of our common stock to the Investors if the units do not have a market value of $6.50 at the end of one year. For each unit an Investor continues to hold on February 14, 2006, we will issue to the Investor a number of shares of common stock calculated in accordance with the following formula:

(Units Held on Reset Date) x [(Adjustment Price) - Combined Market Price)]

THNS Market Price

"ADJUSTMENT PRICE" shall mean $6.525 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares)

"COMBINED MARKET PRICE" shall mean the THNS Market Price added to the MRKL Market Price.

"MRKL MARKET PRICE" shall mean the average of the closing bid prices of the Markland common stock during the period beginning ten (10) trading days prior to the reset date and ending ten (10) trading days after the reset date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the Markland common stock.

"THNS MARKET PRICE" shall mean the average of the closing bid prices of the common stock during the period beginning ten (10) trading days prior to the reset date and ending ten (10) trading days after the reset date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the common stock.

Transfer Agent.  Shares of common stock are registered at Liberty Transfer Co., our transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed.

CHANGES IN ACCOUNTANTS

Wolf’s engagement to audit Genex.  As previously reported in our current report on Form 8-K filed with the SEC on April 28, 2005, on April 27, 2005, we engaged Wolf & Company, PC (“Wolf”) as an independent registered public accounting firm to conduct an audit of Genex, our wholly owned subsidiary, for the fiscal years ending December 31, 2003 and December 31, 2004.   We have not consulted Wolf with regard to the application of accounting principles to any transaction, the type of audit opinion that might be rendered on Technest's financial statements or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B) during the fiscal years ended December 31, 2003 and December 31, 2004 or the subsequent interim period.  For additional information related to this engagement please see our current report on Form 8-K filed May 22, 2005.

Technest’s auditors.  On May 16, 2005, we engaged Wolf & Company, P.C., an independent registered public accounting firm. Prior to May 16, 2005, Sherb & Co. LLP acted as our independent registered public accounting firm. For additional information regarding our change in auditors please see our Current Report on Form 8-K filed on April 28, 2005.

Markland’s auditors.  Wolf is also the independent registered public accounting firm for Markland.

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BOARD OF DIRECTORS FOLLOWING CONSUMMATION OF THE GENEX TRANSACTIONS

 On February 14, 2005, upon consummation of the Genex Transactions, Robert Tarini, Markland's Chief Executive Officer and Director, was appointed as the Chairman of the Board of Directors and the Chief Executive Officer of Technest, Gino M. Pereira, Markland's Chief Financial Officer of Technest, was appointed as the Chief Financial Officer and Dr. Joseph P. Mackin, Markland's Chief Operating Officer, was appointed as the President of Technest.  On March 30, 2005, Mark Allen resigned from the Board of Directors.  On April 1, 2005, we appointed our president, Joseph P. Mackin, to our Board of Directors.

The following table contains information regarding our Directors and executive officers following consummation of the Genex Transactions. The name, age and present principal occupation or employment, and material occupations, positions, offices or employment for the past five years, for each of the Directors and executive officers, are set forth below.

Name	Age	Position	Year Began
Robert Tarini	45	Chief Executive Officer and Chairman of the Board of Directors	2005
Joseph P. Mackin	57	President, Director	2005
Gino M. Pereira	47	Chief Financial Officer	2005
Mark Allen (1)	41	Director	2002

(1) Mr. Allen resigned from our Board of Directors effective March 30, 2005.

Robert Tarini was appointed Chief Executive Officer and Chairman of the Board of Directors of Technest on February 14, 2005.  He has served as Markland's Chief Executive Officer since November 14, 2003 and as Markland's Chairman of the Board of Directors since December 9, 2002. In April 2003, Mr. Tarini founded Syqwest Inc., a firm which specializes in the design and manufacture of acoustic remote sensing devices utilized in marine and land based applications. In April 2001, Mr. Tarini founded Trylon Metrics Corp., a developer of acoustic remote sensing technology, and acted as President of Trylon from April 2001 until January 1, 2005. In May 2001, Mr. Tarini founded ipPartners, Inc. and has served as its President to date. ipPartners Inc. specializes in the development of acoustic remote sensing devices. Since 1999, Mr. Tarini has served as the Chief Executive Officer of Ocean Data Equipment Corporation where he has overseen the design and development of a complete line of scientific instruments targeted for geophysical and hydrographic research, and developed a remote sensing technique, which is currently being applied to detecting illicit materials. From June 1982 to July 1990, Mr. Tarini worked at Raytheon Company, where he designed active sonar and sonar trainers for US and foreign customers which were installed onto every 688 class attack submarine and every SQQ-89 surface ship combat system, in total, over 100 seafaring vessels.  Mr. Tarini has also been the Chief Executive Officer of Genex since February 14, 2005.

Dr. Joseph P. Mackin appointed President of Technest on February 14, 2005.  He has been a member of our Board of Directors since April 1, 2005. He has been a member of the Board of Directors of Markland since July 13, 2004 and has served as Markland's Chief Operating Officer since December 7, 2004. On March 23, 2005, he was appointed President of Markland. Dr. Mackin has been with EOIR for three years and is currently the President and CEO of EOIR. Dr. Mackin is responsible for strategic technology development and Homeland Security initiatives as well as corporate day-to-day operations at EOIR. Dr. Mackin, a retired Army Colonel, has an extensive background in sensor development at all phases of the development cycle, having managed programs from concept development through engineering development to transition for production. Most notably, Dr. Mackin was the Army PM for the Second Generation Thermal Imaging System (FLIR), now in the newest versions of the M1A2 Army Battle Tank and the Bradley Fighting Vehicle. He has also served on the staff of the Army Acquisition Executive, where he had responsibility for all Army acquisition special classified programs. While at MIT's Lincoln Lab, he served as the technical lead for the Deputy Under Secretary of Defense for Science and Technology's (DUSD-S&T) Smart Sensor Web program, a multi-agency, multi-service network centric sensor demonstration program. He has served on numerous government panels and committees, and was most recently appointed to the prestigious National Academy of Science study called "ARMY S&T FOR HOMELAND DEFENSE" published in June 2003. Dr. Mackin was also recently appointed as a member of the Military Sensing Symposium (MSS) committee on Passive Sensors. Dr. Mackin holds a BS in Engineering from the United States Military Academy at West Point, a MS in Physics and Electro-Optics from the Naval Post Graduate School, and a PhD in Physics (Laser and Nuclear Physics) from the Massachusetts Institute of Technology. He is also a graduate of the Defense Services Management College. He has also served as the President of Genex since February 14, 2005.

Gino M. Pereira has served as our Chief Financial Officer since February 14, 2005. Mr. Pereira has served as Markland's Chief Financial Officer since December 7, 2004. Mr. Pereira currently serves on the board of directors of Teletrak Environmental Systems. From 1991 through 2000, Mr. Pereira was employed by CDC Technologies, Inc., located in Oxford, Connecticut. From 1991 through 1998, Mr. Pereira was CDC Technologies' Executive Vice-President and Chief Financial Officer. In 1999, Mr. Pereira assumed the role of Chief Operating Officer of CDC Technologies. Mr. Pereira remained in that role through 2000. In January 2001, Mr. Pereira assumed the position of Chief Operating Officer of CDC Acquisition Corporation, a subsidiary company of Drew Scientific Group plc. Mr. Pereira remained in that position until November 2001, when he became a principal at Interim Management Solutions in Oxford, Connecticut, a position he held until January 15, 2005. During his tenure at Interim Management Solutions, Mr. Pereira acted as an interim or part-time Chief Financial Officer or Chief Operations Officer for numerous small and emerging companies. In January 2003, Mr. Pereira also became a Managing Director of Kiwi Securities, Inc., an independently owned investment banking firm, a position he held until January 15, 2005. Mr. Pereira is a Fellow of the Chartered Association of Certified Accountants (UK).  He has also served as the Chief Financial Officer of Genex since February 14, 2005.

Mark Allen was appointed to the Board of Technest in April 2002.  Between December 2002 and February 14, 2005, Mr. Allen acted in the capacity of our principal officer.  Mr. Allen also serves on the board of directors of Global Matrechs, Inc., a public company with a class of equity securities registered under Section 12 of the Exchange Act. Mr. Allen is also the President and founder of True to Form Lighting, a niche lighting architectural products manufacturer. Mr. Allen's initial career was in the stock brokerage / investment banking industry where he worked for Shearson Lehman / American Express, Paine Webber and A.G. Edwards. In the early 1990's, he was Vice President of Corporate Finance and Director of Private Placements of H.J. Myers & Co., an investment-banking firm, where he managed over 20 public equity offerings and established the Private Placements Department. Mr. Allen resigned effective March 30, 2005.

COMPOSITION AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Composition. All Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors.

Committees of the Board. During fiscal year 2004, we had no revenue, minimal assets and operations.  As a result, we did not have an audit committee, compensation or nomination committee, due to the lack of operation activity. As of May 10, 2005, we do not have an audit committee. The full Board of Directors serves as the audit committee. On February 14, 2005, the Board of Directors established an executive committee consisting of Robert Tarini. This committee has responsibility for the day to day management of our business.   We presently have no compensation or nominating committee.

ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE AND WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Available Information

            Technest is required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document which Technest has filed at the SEC's public reference rooms at the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of Technest SEC filings are also available to the public from the SEC's web site at www.sec.gov.

Incorporation by Reference

            The SEC allows us to "incorporate by reference" information into this Information Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by Technest with the SEC and contain important information about Technest, Genex, Markland, the Investors, and the Genex Transactions are incorporated into this Information Statement:

  Our Current Report on Form 8-K filed on February 15, 2005 describing the Genex Transactions and other related matters (File # 000-27023);

  Our Current Report on Form 8-K filed on April 28, 2005 describing the engagement of Wolf & Company, PC as the independent accountants to conduct an audit of our wholly owned subsidiary, Genex Technologies, Inc., for the fiscal year ending December 31, 2004 (File # 000-27023);

  Our Current Report on Form 8-K/A filed on May 4, 2005 containing Genex’s audited  financial statements and pro forma financial information (File # 000-27023);

  Our Quarterly Report Form 10-QSB for the quarter ended March 31, 2005, filed with the SEC on May 23, 2005 (File # 000-27023);

  Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005 (File # 000-27023); and

  Our Current Report on Form 8-K filed on May 22, 2005, describing the engagement of Wolf & Company, PC as our independent registered public accounting firm of Technest (File #000-27023).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

The Annual Report on Form 10-KSB, the Quarterly Report on Form 10-QSB and the Current Reports on Form 8-K, as amended, incorporated by reference into this Information Statement. are being delivered to our stockholders along with this Information Statement.

ADDITIONAL INFORMATION

We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Exchange Act. Requests for such documents should be addressed to Technest at 88 Royal Little Drive, Providence, Rhode Island, 02904.